Exhibit 99.1

Janux Announces Doses Selected for Phase 1b Expansion Trials Supported by Encouraging Efficacy and Safety Profile Observed in Phase 1a Dose Escalation for JANX007 in mCRPC

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Emerging JANX007 data demonstrated substantial clinical activity in 5L mCRPC patients, supporting clinical development plan directed at pre-PLUVICTO® 2L / 3L patients

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In 16 patients JANX007 displayed:

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High PSA response rates: 100% achieved best PSA50 declines

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Deep PSA declines: 63% achieved best PSA90 declines; 31% achieved best PSA99 declines

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Durable PSA response at ≥ 12 weeks: 75% maintained PSA50 declines; 50% maintained PSA90 declines

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Encouraging anti-tumor activity: 50% ORR (4/8) and 63% DCR (5/8)

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Well-tolerated safety profile: CRS and TRAEs primarily limited to cycle 1 and grades 1 and 2; Maximum tolerable dose has not yet been reached

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Janux to host virtual investor event today at 4:30 PM Eastern Time

SAN DIEGO, December 2, 2024 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today announced positive updated interim clinical data for its JANX007 clinical program. Janux will host a virtual event today at 4:30 PM ET. To register for the event, please click here.

“These clinical data show substantial activity with JANX007 in 5L metastatic castration-resistant prostate cancer patients and provide compelling support for the doses we’ve selected for expansion trials directed at pre-PLUVICTO® 2L and 3L patients,” said David Campbell, Ph.D., President and CEO, Janux Therapeutics. “We look forward to rapidly advancing JANX007 into second and third-line therapy where a substantial unmet need remains and where we believe JANX007’s highly differentiated profile could allow for broad usage, if approved. This is an exciting day for Janux, but more importantly the prostate cancer patients we serve.”

Updated interim, clinical data for PSMA-TRACTr JANX007 in mCRPC as of November 15, 2024

JANX007 is in a Phase 1a clinical trial in patients with advanced or metastatic prostate cancer (mCRPC). The patients enrolled in the trial were heavily pre-treated with a median of four prior lines of therapy. As of the November 15, 2024 data cutoff, 16 pre-PLUVICTO® patients have been treated once-weekly at a target dose ranging from 2 mg to 9 mg in the Phase 1a clinical trial. High prostate-specific antigen (PSA) response rates and deep PSA declines were observed across all doses; 100% of patients achieved best PSA50 declines, 63% of patients achieved best PSA90 declines, and 31% of patients achieved best PSA99 declines. Durability of PSA declines at a target dose ≥ 2 mg were observed; 75% of patients maintained PSA50 declines at ≥ 12 weeks and 50% of patients maintained PSA90 declines at ≥ 12 weeks. Deep and durable PSA responses were observed irrespective of resistance driver aberration status, or prior treatments with a taxane or ARPi. In RECIST-evaluable patients, anti-tumor activity was observed with confirmed and unconfirmed partial responses in 50% (4/8) of patients.

JANX007 was well-tolerated with cytokine release syndrome (CRS) and CRS-related adverse events primarily limited to cycle 1 and grades 1 and 2. Similarly, treatment-related adverse events (TRAEs) not associated with CRS were primarily limited to cycle 1 and grades 1 and 2. The maximum tolerable dose for JANX007 has not yet been reached.

Based on these efficacy and safety results, two once-weekly step dose regimens have been identified for Phase 1b expansion trials directed at pre-PLUVICTO® 2L and 3L patients. Janux anticipates providing another update on JANX007 in 2025.

Webcast Information

Janux will host a live webcast today at 4:30 PM ET. A live question and answer session will follow the formal presentation. To register for the event, please click here.

Participant Dial-In Details

USA & Canada: (800) 715-9871

International: 1 (646) 307-1963

Conference ID: 2229349

To access the live webcast, please visit the Investors section of the Company's website. A replay of the webcast presentation will be available on the Company's website at https://investors.januxrx.com for at least 30 days.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned clinical trials and that the interim data results support continued clinical development of JANX007, including in pre-PLUVICTO® 2L and 3L patients, and the potential benefits of Janux’s product candidates and platform technologies. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091